Exhibit 99.2

P R I V A T E & C O N F I D E N T I A L October 2025 GOWell Investor Presentation

STRICTLY PRIVATE AND CONFIDENTIAL Investment Highlights 2 ✓ Wells constructed to harness geothermal energy, typically operated under high temperatures ✓ GOWell is providing solutions to geothermal projects at global basis including Indonesia, France, Germany, the U.S., East Africa, and Middle East GOWell is a global one - stop - shop for innovative wireline logging solutions in the well integrity space, providing critical solut ions that prevent potential environmental damage caused by unattended well integrity issues while optimizing well design and production Solution for ESG Risks 1 One - stop Solution Provider 2 Industry - recognized R&D Capabilities 3 4 Long - term Business Relationship with Major Players Favorable Market Trends and Competitive Landscape 5 Robust Financial Profile 6 Seasoned Global Management Team 7

STRICTLY PRIVATE AND CONFIDENTIAL GOWell At a Glance 3 Plug & Abandonment World - Leading Global Presence Robust Financials Established in 2007 , an innovator in well logging technologies and answer product solutions with 174 global employees 8 business regions with 50+ countries covered $49m Revenue in 2024 and 33% CAGR between 2020 - 2024 Strong R&D capability and award - winning, technology - advanced well integrity products with 12 U.S. patents & 2 Norway patents New Global HQ in Singapore supported by 4 regional hubs and 12 local offices worldwide 62%+ Gross Margin and 40%+ EBITDA Margin in 2024 Over 400 customers ranging from small regional independents to the "Big 4" global OFS; "Big 4" account for 34% of 2025 revenue to date Recurring revenue contributed more than 57% of overall revenue in 2024 Multiple industry - recognized innovations, solving complex well integrity problems where we believe no current solution exists Trusted, Technology - Led Brand in Well Integrity Evaluation

GOWell's Global Footprint

GOWell operates in more than 50 countries from our new global headquarters in Singapore, with major hubs in Dubai, Houston, and Xi'an

Regional Hubs:
U.S. - Houston
UAE - Dubai
Singapore- HQ
China - Xi'an and Beijing

Geoscience Hub:
U.S. - Houston
UAE - Dubai
Egypt - Cairo

Regional Office:
Norway - Stavanger
Canada - Calgary
Indonesia - Jakarta
UK - Aberdeen

Rep Office:
Algeria - Algiers
Azerbaijan - Baku
Australia - Perth
France - Chateau-Renard
Saudia Arabia - Damman
Mexico - Villahermosa
Oman - Muscat
Malaysia - Kemaman



NAM 16%
EUR 12%
CIS 13%
MENA 41%
SSAF 3%
SAM 4%
APAC 11%

Legend

- HQ and Manufacturing Center
- Major Hub with Manufacturing, R&D and Geoscience
- Hub with Manufacturing and R&D
- FY24 Revenue Contribution by Region (%)
- Regional/Rep Office
- Geoscience Hub

STRICTLY PRIVATE AND CONFIDENTIAL

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STRICTLY PRIVATE AND CONFIDENTIAL Supply Chain & Manufacturing Capacity 5 China – Xi’an Manufacturing Center, R&D ✓ OH, PLT, and Conventional CH (1) Singapore New Manufacturing Center U.S. – Houston Manufacturing, R&M, R&D (1) ✓ Thru - tubing tool prototyping Dubai Manufacturing, R&M (1) Norway Manufacturing, R&M, R&D (1) ✓ Tractor prototyping Strategic Locations New Singaporean Manufacturing Centre (2) Established and Robust Supply Chain Global manufacturing and procurement network, including a cutting - edge facility at new HQ in Singapore Strategic allocation of manufacturing resources diversifies the supply chain while meeting customer needs (1): R&M – Repair & Maintenance; OH – Open Hole; PLT – Production Logging Tool; CH – Cased Hole. (2): Image of Singaporean manufacturing center is a digital rendering.

STRICTLY PRIVATE AND CONFIDENTIAL Our seasoned global management team consists of industry veterans and renowned experts with extensive industry experience GOWell’s Seasoned Management Team 6 Guillaume Borrel, Chief Executive Officer Mike Reed, Chief Financial Officer David Macneil, Chief Operating Officer Wendy Liu, Director Xi Zhang, Chairman of the Board Marvin Rourke, VP of Technology Chris Morgan, VP of Business Development Qinshan Yang, VP of R&D Neil Sookram, Global Advisor, FormerProduction Services Domain Champion at Schlumberger Jinsong Zhao, Chief Scientific Advisor Former GOWell CTO, Former Senior Advisor Systems Engineering at Halliburton Management Founders & Advisors

Special Focus – Well Integrity Logging

A cased hole well is typically constructed with production tubing with one or more layers of steel casing and an encapsulating cement sheath. Well integrity issues can be found in each structural component of a cased hole well, which can be addressed by GOWell's specialized logging equipment

Cased Hole



Tubing
Casing
Logging Instrument
Cement

Well Integrity Threats

- High Temperature
- Tectonic Movements
- Aquifer Corrosion
- Aging
- H_2S Corrosion
- Poor Well Construction

Well Integrity Threats Become Well Integrity Issues

Deformation | Corrosion | Damage | Leakages | Eccentricity



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Consequences of Not Maintaining Well Integrity

The Gulf of Mexico accident spewed 134 million gallons of oil over 87 days, covered hundreds of miles of shoreline in oil and other toxic chemicals and killed 11 people

$18.7 Billion Oil-Spill Settlement[1]

$5.5 Billion	Civil Penalty to BP under U.S. Clean Water Act
$7.3 Billion	Natural resource damages to U.S. and five Gulf Coast States
$5.9 Billion	BP paid to settle economic and other claims made by the five Gulf Coast States

Ecosystem Cost

The spill and the clean-up operation devastated wildlife habitats, both in the deep sea and along hundreds of miles of wetlands and beaches.



- Investigation pointed to **defective cement on the well and pressure test** misinterpretation as the cause of the biggest oil leak in history
- It took BP **87 days** to stop the spill and the active clean up took more than **3 years**

Counting the settlement, penalties, and clean-up and remediation, BP incurred *$65 billion* in total cost for the disaster

STRICTLY PRIVATE AND CONFIDENTIAL

1. Source: "BP Deepwater Horizon costs Ballon to $65 billion" Reuters BP Deepwater Horizon costs balloon to $65 billion | Reuters.
2. Source: "BP to Pay 18.7 B Deepwater Horizon Oil Spill Settlement" Top Class actions BP To Pay $18.7B Deepwater Horizon Oil Spill Settlement.

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STRICTLY PRIVATE AND CONFIDENTIAL GOWell Solutions Can be Applied to Different Wells 9 Traditional Energy Energy Transition ✓ Proper decommissioning process of aged / non - producing wells ✓ Innovative technology applied to a project in Australia that helped the asset owner save significant P&A costs Plug & Abandonment ✓ Underground storage of large volumes of natural gas in suitable wells ✓ GOWell supplies equipment to Californian service providers to conduct semi - annual inspections to prevent gas leakage and explosions Natural Gas Storage ✓ Wells constructed to harness geothermal energy, typically operated under high temperatures ✓ GOWell is providing solutions to geothermal projects at a global basis, including but not limited to Indonesia and the United Arab Emirates Geothermal Well ✓ Advancing decarbonization by capturing and storing atmospheric CO2 in underground wells ✓ GOWell is exploring opportunities with our key customers in the emerging carbon capture and storage market Carbon Capture & Storage ✓ Wells constructed for traditional oil and gas production ✓ Comprehensive suite of equipment and data interpretation services provided to service companies and upstream energy companies and applied in projects globally Oil & Gas Well

STRICTLY PRIVATE AND CONFIDENTIAL Major GOWell Family Products 10 ✓ Proper decommission process of an aged / non - producing wells ✓ Innovative technology applied to a project in Australia that helped the asset owner save an estimated $30 million in P&A costs Well Integrity Plug & Abandonment ✓ Advanced Resonance based cement evaluation thru - tubing Cement Evaluation ✓ Conveyance allows access to the most geometrically complex wells, including Horizontals Tractor Conveyance ✓ Underground storage of large volumes of natural gas in suitable wells Data Analytics ✓ In - house developed Interpretation software performing diagnostics Software Geoscience Reservoirs ✓ Precision Instruments for evaluating reservoirs globally Formation Evaluation ✓ Formation Imaging and Anisotropic Acoustics Advanced Evaluation Technologies Oil & Gas Well ✓ Evaluation of 5 multi - pipe casing strings deployed thru - tubing Multi - Pipe Integrity ✓ Advanced High - Fidelity Array Spectral Noise Leak Detection Production Profiling ✓ Cutting - edge distributed fiber optic sensing to analyze well dynamics ✓ Production and Injection profiling with advanced flow profiling technologies Production Surveillance Distributed Fiber Optics Cased Hole Open Hole

GOWell: The World's First Combinable Thru-Tubing Well Integrity Logging Tool Suite

Tool Name	Measurement Function	Application Scenario	Measurement Principle	Interpretation Result
EPDT | High-Resolution Electromagnetic Corrosion Tool	Thru-tubing electromagnetic detection of multi-layer casing corrosion and wall loss (up to 46 inches)		 Pulsed Eddy Current Electromagnetic Inspection	
ANTC | Azimuthal Acoustic Leak Detection Tool	Azimuthal leak localization using acoustic sensing to identify direction and depth of barrier failures		 Differential Acoustic Array Sensing	
MPAC | Thru-Tubing 3D Imaging Tool	3D imaging of tubing eccentricity, casing deformation, and wall thickness using electromagnetic sensing		 Magnetic Focusing 3D Imaging	
TTCE | Energy Resonance-Based Cement Evaluation Tool	Thru-tubing evaluation of cement bonding quality behind casing using energy resonance technology		 Multimodal Energy Resonance	 TTCE Field Tests and Comparison with RBL

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STRICTLY PRIVATE AND CONFIDENTIAL Multi - Disciplinary R&D Team 12 TTCE Verifier GOWell’s R&D Center is based in Houston, Texas, a recognized world center for petroleum logging technology Our R&D team comprises of highly - skilled scientists and engineering experts with different areas of expertise, totaling 28 members. Within the team, 7 hold Doctoral Degrees and 6 hold Masters Degrees Deformation & Eccentricity Caliper Calibrator Dynamic Defect Verifier Through Casing Resistivity R&D Electromagnetic Verifier TTCE Verifier Zero Sound Lab

STRICTLY PRIVATE AND CONFIDENTIAL Innovative Products with Industry Recognition The Offshore Technology Conference (OTC) -- which is known as the largest annual event and the "Oscars" of the global oil and gas industry -- recognizes the most innovative technologies each year. In 2023 and 2024, 12 awards were given to small businesses, and GOWell won three of them. Awards and Recognition • Current Finalist in the 2025 Gulf Energy Excellence Awards. • Finalist for MPAC and TTCE for the R&D 100 Awards. Award Winning Technology and Partners ePDT is an enhanced version of MTD, which can detect corrosion for each layer of casing for wells with up to 5 barriers, providing full resolution corrosion detection inside tubing/casing • 2024 OTC Spotlight on New Technology ePDT Partners DEC is an innovative tool that uses a dual array of patented electromagnetic measurements to accurately map the surrounding pipe geometry and inspect casing deformation and tubing eccentricity • 2023 OTC Spotlight on New Technology DEC Partners TTCE is a revolutionary cement evaluation technology that enable thru - tubing data logging with high accuracy. TTCEs cost - efficiency also incentivizes and promotes more frequent WI logging • 2024 OTC Spotlight on New Technology TTCE Partners 13

STRICTLY PRIVATE AND CONFIDENTIAL GOWell’s Positioning 14 * Source: Rystad Energy Research and Analysis – 2023. Well Logging Equipment Provider E&P and geothermal operators purchase services to develop and maintain assets Oilfield Service companies purchase or lease equipment from providers for use in their bundled services Well Logging Equipment Providers manufacture, sell, and lease equipment Spend Services Revenues Equipment & Services Direct relationship on R&D and Equipment Sales & Services OFS Companies E&P Operators Big 4 OFS companies Smaller OFS We position ourselves as the go - to Casehole Wireline logging solution - provider to international and regional service companies i n the energy sector, while maintaining direct relationships through R&D collaboration and service offerings to the end user – upstream operators The overall size of the wireline market in 2023 was $7.4 billion *

STRICTLY PRIVATE AND CONFIDENTIAL Market Growth Drivers 15 * Excludes non - addressable geographies and segment (shale). Source: Rystad Energy Research and Analysis – 2023. Bringing cost effective solutions to challenging and complex problems previously associated with very high costs: • Multi layer barriers corrosion detection and monitoring • Thru - tubing cement evaluation, saving the cost and the loss of production associated with removing tubing Increase in Plug & Abandonment* Global Standards as well as national regulations (including several states in the U.S., Norway, UK and the Middle East) More Stringent Regulatory Environment for Well Integrity Management New Innovative Technologies The importance of well integrity activities to wells increases as they age Increase in Aging Well Population

Clear Leading Position as Independent Provider

✓ **GOWell is the largest independent CHW logging equipment provider among its competitors. Sondex and Probe have been acquired by major OFS companies, which makes them not favorable by other OFS companies due to competition in the services space**

	Sondex (a Baker Hughes business)	Probe	TGT	GOWell
Company Description	• Founded in 1975 • Global	• Founded in 1994 • Global	• Founded in 1998 • Global, based in Russia	• Founded in 2007 • Global leader in Lease / Service / Data Interpretation model
Latest Status	• Became **part of Baker Hughes since 2017** as GE acquired Baker Hughes and merged its Oil & Gas division with Baker Hughes	• **Acquired by Weatherford** in 2024	• **Acquired by Edgo (Jordanian Parent)** in 2023	• The **largest independent** WI logging equipment suppliers and **technology leader**
Business Strategy	• Sondex is now focused on satisfying **internal demand** from Baker Hughes	• Probe is now focused on satisfying **internal demand** from Weatherford	• In most markets, TGT serves as service provider **directly connected with oil companies**	• Serves the Big 4 international OFS companies • Also partners with regional and local OFS and energy companies

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STRICTLY PRIVATE AND CONFIDENTIAL Goals for Strategic Growth Conventional Tool • Expand market share by displacing TGT, Sondex and Probe Equipment • Expand product offerings and AI solutions • Expand geographic coverage Innovative Tool • Roll out thru - tubing technologies DEC, MPAC, ePDT and TTCE • Focus on gains in market share with enhanced noise tools • Introduce custom and AI answer products Key Customer • Big OFSC through customized equipment manufacturing • Continue to engage with the end user E&P companies via technical roadshows and joint publications Green Energy • Enhanced P&A workflows using next generation thru - tubing measurements • Engage with the Plug and Abandonment (P&A) teams at key global operators • Expand our High Temperature tools to be used in Geothermal wells M&A • Expand our equipment and service offerings via M&A opportunities • Pipeline of M&A targets for inorganic growth • Grow the tractor business that was acquired in 2025 17

STRICTLY PRIVATE AND CONFIDENTIAL Strategic Roadmap: Commercialization, Expansion, and Ecosystem Market of Well Integrity Energy Solutions 18 Commercialization 2025 - 2027 Enterprise Expansion 2025 - 2030 Ecosystem Market 2025 - 2035 Commercialization of Well Integrity Logging Technology Ecosystem Market of Well Integrity Energy Solutions Enterprise Expansion of Well Integrity Solutions • Asset integrity management solutions for energy infrastructure • Cost effective plug and abandonment solutions • Facilitating the repurposing of wells (H2 or CO₂ storage, geothermal, etc.) • Global expansion for solutions in producing and abandoned wells • Development in product storage wells and geothermal markets • Development of real - time monitoring solutions • Field testing and field validation of integrity logging tools • Development of logging solution packages • Commercial models and pricing strategies

STRICTLY PRIVATE AND CONFIDENTIAL Adj EBITDA Margin $45 $49 $29 $31 $19 $21 0 10 20 30 40 50 60 2023A 2024A Revenue Gross Profit Adj EBITDA GOWell Financial History (1)(2) ($ Millions) 19 42.1% 42.7% Adjusted EBITDA Margin (1): The financials are audited under IFRS. (2): Adjusted EBITDA reconciliation found in appendix.

STRICTLY PRIVATE AND CONFIDENTIAL 31% 21% 16% 11% 26% 39% 35% 20% 46% Peer Valuation 20 8.1x 18.5x 10.2x 17.5x 18.2x 22.6x 29.1x 31.8x 19.3x EV / FY26E EBITDA FY26E EBITDA Margin 18.5x 26% 17.5x 25.8x 21% 37% Median Median Median Median Median Overall Median Energy Comparables Industrial Software Source: FactSet, Public company filings, S&P Capital IQ as of 9/18/25.

Transaction Summary

Summary of Terms

Deal Structure

- Existing GOWell Technology shareholders rolling 100% of their equity and will have a pro forma equity ownership of 64.7% at Transaction Close
- SPAC Sponsors to retain a pro forma equity ownership of 16.2% at Transaction Close
- Existing GOWell shareholders will be entitled to receive 20 million shares of PubCo common stock, which will not be issued until vested.

Valuation

- GOWell Technology has a pre-money enterprise value of $300.0M

Financing

- Agreements signed with SPAC Sponsor; Inflection Point to lead a Convertible Preferred Share Private Investment in Public Equity ("PIPE")
- Proposed transaction includes a fully committed PIPE of $70 million, $20 million of which will be funded at signing of the Business Combination Agreement

Pro Forma Capitalization[1]

PF share Outstanding (M)	**46.4**
GOWell Shareholders	30.0
SPAC Sponsors[(2)]	7.5
PIPE Investors[(3)]	6.9
Rights & Other Investors [(4)]	2.0
Share Price ($)[(5)]	$10.00
PF Equity Value ($M)	**$464**
(+) PF Debt ($M)	$0.6
(-) PF Cash[(6)] ($M)	$63.2
PF Enterprise Value ($M)[(7)]	**$401.4**

Pro Forma Ownership

		Shares (M)	Ownership %
①	GOWell	30.0	64.7%
②	Inflection Point[(2)]	7.5	16.2%
③	PIPE Investors[(3)]	6.9	14.8%
④	Rights & Other Investors[(4)]	2.0	4.4%



4
3
2
1

STRICTLY PRIVATE AND CONFIDENTIAL

Assumptions:

1. 0% Trust Retention
2. Refers to both Inflection Point Fund and Maywood Sponsor; does not include Pre-Funded PIPE, PIPE, Inflection Point Private Placement, or Sponsor-held Rights
3. Pre-Funded PIPE Investors and PIPE Investors
4. "Rights & Other Holders" includes shares underlying all IPO Rights as well as shares & rights in the 265.6 K share [IPCX] private placement
5. $10.00 price is assumed – actual price is tied to the redemption price with a cap of $10.50
6. PF Cash rounded to $63.2M
7. No warrants are listed or included as they have no impact on the EV or EQV at the time of De-SPAC

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STRICTLY PRIVATE AND CONFIDENTIAL Summary Risk Factors - Company • Our success depends upon the efforts of our Board and our key personnel, and the loss of such persons could negatively impact the operations and profitability of our business. • If we fail to manage our growth effectively, we may be unable to execute our business plan and our business, results of operations, and financial condition could be harmed. • Customer concentration may create risks for our business. • Competition from existing or new companies could cause us to experience downward pressure on prices, fewer customer work orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share. • Unsatisfactory performance of our products and services could have a material adverse effect on our business, results of operations, and financial condition. • Our revenue, results of operations and reputation may be negatively impacted if our products contain defects or fail to operate in the expected manner. • If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations and payment methods, demand for product enhancements, new product features, and changing business needs, requirements or preferences, our products may become less competitive. • Catastrophic events may disrupt our business and impair our ability to provide our platform to customers, resulting in costs for remediation, customer dissatisfaction, and other business or financial losses. • We are dependent on technology and automated systems to operate our business. • If we are unable to protect the confidentiality of our trade secrets and know - how, our business and competitive position may be harmed. • Our business may be subject to the policies, priorities, and regulations enacted by governments and may be negatively or positively impacted by any change thereto. • Our operating results may vary significantly from period to period. • Our business and operations could be negatively affected if it becomes subject to certain claims, litigation or shareholder activism, which could, among other things, cause us to incur significant expense, negatively impact our reputation, hinder execution of business and growth strategy and impact our stock price. • Our international presence exposes us to fluctuations in foreign currency exchange rates, and to changes in monetary policy which may harm our financial results. • We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us. • The energy markets are subject to significant price and supply volatility, which may adversely affect industry participants. Although our business model provides some insulation from these fluctuations, they could nonetheless affect our results of operations. 22

STRICTLY PRIVATE AND CONFIDENTIAL Summary Risk Factors - SPAC • The consummation of the business combination is subject to a number of conditions, including regulatory approvals, any third - party consents and shareholder approvals, and if those conditions are not satisfied or waived, the business combination may not be completed. • The ability of Maywood's public shareholders to exercise redemption rights with respect to a large number of its shares could increase the probability that the business combination would be unsuccessful and that shareholders would have to wait for liquidation in order to redeem their public sh are s. • Maywood's prior sponsor (Maywood Sponsor LLC), new sponsor (Inflection Point Fund I LP) and Maywood's other current officers and directors have interests in the business combination that are different from or are in addition to other Maywood shareholders in recommending that Maywood's sharehold ers vote in favor of approval of the business combination. • Securities of companies formed through combinations with SPACs such as Maywood may experience a material decline in price rel ative to the SPAC share price prior to such combinations. • Maywood's public shareholders will experience immediate dilution as a consequence of the issuance of securities as considerat ion in the business combination and private placement. • The securities issued in the private placement will not initially be registered with the SEC, and prior to such registration cannot be transferred or resold except in a transaction exempt from or not subject to the registration requirements of the Securities Act and applicable state securities law. • There may not be an active trading market for our securities after the Proposed Business Combination, and the market price of our securities may be volatile • There can be no assurance that our securities will be approved for listing on Nasdaq or another national securities exchange upon the completion of the Proposed Business Combination • The financial projections included in this Presentation rely in large part upon assumptions and analyses developed by GOWell. If these assumptions prove to be incorrect, our actual operating results may differ materially from the forecasted results. • Past performance by Inflection Point's management team, its advisors, and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in GOWell. 23

Appendix

STRICTLY PRIVATE AND CONFIDENTIAL Appendix - GOWell Adjusted EBITDA Reconciliation 25 EBITDA RECONCILIATION $000 Actual Actual 2023 2024 Net Income 14,116 $ 11,888 $ Interest Expense 377 233 Tax 430 2,511 Depreciation and amortization 3,978 5,228 EBITDA 18,901 $ 19,860 $ EBITDA Margin 42.1% 40.3% Nonrecurring Expenses: Legal / Tax Fees (Restructuring) 120 Other Professional Fees 55 New Mfg / Startup 955 Financial Advisory 90 Adjusted EBITDA 18,901 $ 21,080 $ Adjusted EBITDA Margin 42.1% 42.7% GOWell

Disclaimer

Disclaimer

This presentation (together with oral statements made in connection herewith, this "**Presentation**") is for informational purposes only. This Presentation has been prepared to assist interested parties in making their own evaluation with respect to an investment in connection with a potential business combination between GOWell Technology Limited ("**GOWell**") and Maywood Acquisition Corp. ("**Maywood**") (the "**Proposed Business Combination**"), and the related transactions and for no other purpose.

The proposed terms of the Proposed Business Combination reflected in the Presentation are indicative, non-binding, and proposed by GOWell and Maywood. Any and all terms remain subject to further discussion, negotiation, and change.

Confidential

This Presentation and information contained herein constitutes confidential information and is provided to you on the condition that you agree that you will not reproduce, disclose, forward or distribute it in whole or in part without the prior written consent of GOWell and Maywood. You acknowledge and agree that you will not use such information for any purpose other than for the purpose of your firm's participation in the potential financing, and that you will return to GOWell and Maywood, delete or destroy this Presentation upon request.

No Offer or Sale

This Presentation shall not constitute an offer to sell, or the solicitation of an offer to buy, or a recommendation to purchase, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom. This Presentation also shall not constitute the solicitation of any vote, consent or approval in any jurisdiction in connection with the Proposed Business Combination or any related transactions. Neither the U.S. Securities and Exchange Commission (the "**SEC**") nor any securities commission of any other U.S. or non-U.S. jurisdiction has approved or disapproved of the securities or of the Proposed Business Combination contemplated hereby or determined that this Presentation is truthful or complete. Any representation to the contrary is a criminal offense.

No Representation or Warranty

No representations or warranties, express or implied are given in, or in respect of, this Presentation or with respect to the accuracy, completeness or reliability of the information contained in this Presentation. Any information on past performance contained in this Presentation is not an indication as to future performance. To the fullest extent permitted by law, in no circumstances will Maywood, GOWell, Inflection Point Fund I LP, any bank serving as a placement agent in connection with the Proposed Business Combination ("**Placement Agents**") or any of their respective subsidiaries, security holders, affiliates, representatives, partners, directors, officers, employees, advisers, or agents be responsible or liable for any direct, indirect, or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of GOWell or the Proposed Business Combination.

Viewers of this Presentation should each make their own evaluation of GOWell and of the relevance and adequacy of the information and should make such other investigations as they deem necessary.

Nothing herein should be construed as legal, financial tax or other advice. You should consult your own advisers concerning any legal, financial, tax or other considerations concerning the opportunity described herein. The general explanations included in this Presentation cannot address, and are not intended to address, your specific investment objectives, financial situations or financial needs. Nothing contained herein shall be deemed a recommendation to any party to enter into any transaction or take any course of action. You are also reminded that the United States securities laws restrict persons with material non-public information about a company obtained directly or indirectly from GOWell from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities on the basis of such information.

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GOWELL

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Disclaimer (Cont'd)

Forward Looking Statements

The Presentation contains forward-looking statements that related to GOWell's current expectations and view of future events. Forward-looking statement generally are accompanied by words such as "anticipate", "could", "estimate", "may", "potential", "project", "should", "will" and other similar expressions, or the negative of these terms or other comparable terminology, that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics; the size and growth potential of the markets for GOWell's technology; statements about GOWell's business strategy; statements about the development of GOWell's technology; potential benefits of the Proposed Business Combination; and expectations relating to the Proposed Business Combination, including the proceeds of the Proposed Business Combination and GOWell's expected cash runway. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to changes in domestic and foreign business, market, financial, political, and legal conditions; the inability of the parties to successfully or timely enter into definitive agreements with respect to the Proposed Business Combination or consummate the Proposed Business Combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions (such as any SEC statements or enforcements or other actions relating to SPACs) that could adversely affect the combined company or the expected benefits of the Proposed Business Combination, or the risk that the approval of the shareholders of Maywood or GOWell is not obtained; failure to realize the anticipated benefits of the Proposed Business Combination; matters discovered by Maywood or GOWell as they complete their respective due diligence investigations of each other; risks relating to the uncertainty of the projected financial information with respect to GOWell and the combined company; risks related to potential fluctuations in the oil and gas industries; the impact of competitive technologies; ability to obtain sufficient supply of materials; ability to negotiate and enter into definitive agreements with customers and/or suppliers on favorable terms, if at all; ability to attract and retain qualified personnel; the impact of competing technologies on GOWell's business; ability to obtain additional financing; global economic and political conditions; legal and regulatory changes; the outcome of any legal proceedings that may be instituted against Maywood or GOWell related to the Proposed Business Combination; intellectual property-related claims; the amount of redemption requests made by Maywood's public shareholders; and those factors discussed in documents Maywood has filed or will file with the SEC, together with the risks described in the Presentation on the page entitled "Risk Factors".

If any of these risks materialize or Maywood's or GOWell's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Maywood nor GOWell presently know or that Maywood and GOWell currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Maywood's and GOWell's expectations, plans, or forecasts of future events and views as of the date of this Presentation and are qualified in their entirety by reference to the cautionary statements herein. Maywood and GOWell anticipate that future events and developments will cause Maywood's and GOWell's assessments to change. These forward-looking statements should not be relied upon as representing Maywood's and GOWell's assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Neither Maywood, GOWell nor any of their respective affiliates undertake any obligation to update these forward-looking statements, except as required by law.

Financial Information; Non-IFRS Measures

Neither the independent auditor of Maywood or GOWell has examined or compiled the financial information and data contained this Presentation; accordingly, no such independent auditor provides any assurance with respect to any financial information included herein. Such information and data may not be included in, may be adjusted in, or may be presented differently in, any registration statement, prospectus, proxy statement or other report or document to be filed or furnished by Maywood or GOWell, or any other report or document to be filed by the combined company following completion of the Proposed Business Combination, with the SEC.

This Presentation includes certain financial measures of GOWell not presented in accordance with International Financial Reporting Standards ("**IFRS**") including, but not limited to, EBITDA. Non-IFRS financial measures are not measures of financial performance in accordance with IFRS and may exclude items that are significant in understanding and assessing GOWell's financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under IFRS. You should be aware that GOWell's presentation of these measures may not be comparable to similarly-titled measures used by other companies.

GOWell believes these non-IFRS measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to GOWell's financial condition and results of operations. GOWell believes that the use of these non-IFRS financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing GOWell's financial measures with other similar companies, many of which present similar non-IFRS financial measures to investors. These non-IFRS financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-IFRS financial measures. Please refer to footnotes where presented on each page of this Presentation or to the appendix found at the end of this Presentation for a reconciliation of these measures to what GOWell believes are the most directly comparable measure evaluated in accordance with IFRS, if applicable.

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Disclaimer (Cont’d)

Use of Projections

The financial and operating forecasts and projections of GOWell contained in this Presentation represent certain estimates of GOWell as of the date thereof. GOWell’s independent public accountants have not examined, reviewed or compiled the forecasts or projections and, accordingly, do not express an opinion or other form of assurance with respect thereto. These projections should not be relied upon as being indicative of future results. Furthermore, none of GOWell or its management team can give any assurance that the forecasts or projections contained herein accurately represents GOWell’s future operations or financial condition. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of GOWell or that actual results will not differ materially from those presented in these materials. Some of the assumptions upon which the projections are based inevitably will not materialize and unanticipated events may occur that could affect results. Therefore, actual results achieved during the periods covered by the projections may vary and may vary materially from the projected results. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information are indicative of future results or will be achieved.

In particular, this Presentation includes certain projections of non-IFRS financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, GOWell is unable to quantify certain amounts that would be required to be included in the most directly comparable IFRS financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable IFRS measures is included and no reconciliation of the forward-looking non-IFRS financial measures is included with respect to such projections. For the same reasons, GOWell is unable to address the probable significance of the unavailable information, which could be material to future results.

Additional Information and Where to Find It

In connection with the Proposed Business Combination, the parties intend to prepare and file with the SEC a registration statement containing a preliminary proxy statement of Maywood and a preliminary prospectus with respect to the securities to be offered in the Proposed Business Combination. After the registration statement is declared effective, Maywood will mail a definitive proxy statement/prospectus relating to the Proposed Business Combination to its shareholders as of a record date to be established for voting on the Proposed Business Combination. Investors, shareholders and other interested persons are urged to read these documents and any amendments thereto, as well as any other relevant documents filed with the SEC when they become available because they will contain important information about Maywood, GOWell and the Proposed Business Combination. Investors and shareholders will also be able to obtain free copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, once available, without charge, at the SEC’s website located at www.sec.gov, or by directing a request to Maywood Acquisition Corp., 167 Madison Avenue Suite 205 #1017, New York, NY 10016.

Participants in the Solicitation

Maywood, GOWell, and their directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from Maywood’s shareholders in respect of the Proposed Business Combination and the other matters set forth in the registration statement. Information regarding Maywood’s directors and executive officers is available in Maywood’s Current Report on Form 8-K, which was filed with the SEC and declared effective on September 12, 2025 and is available free of charge at the SEC’s website located at www.sec.gov, or by directing a request to Maywood Acquisition Corp., 167 Madison Avenue Suite 205 #1017, New York, NY 10016. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests by security holdings or otherwise, will be contained in the proxy statement/prospectus relating to the Proposed Business Combination when it becomes available.

Trademarks

This Presentation contains trademarks, service marks, trade names, and copyrights of Maywood, GOWell, and other companies, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade name or products in this Presentation is not intended to, and does not imply, a relationship with Maywood or GOWell, or an endorsement or sponsorship by or of Maywood or GOWell. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear with the TM or SM symbols, but such references are not intended to indicate, in any way, that Maywood or GOWell will not assert, to the fullest extent permitted under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Industry and Market Data

This Presentation has been prepared by Maywood and GOWell and includes market data and other statistical information from third-party industry publications and sources as well as from research reports prepared for other purposes. Although Maywood and GOWell believe these third-party sources are reliable as of their respective dates, none of Maywood, GOWell, or any of their respective affiliates has independently verified the accuracy or completeness of this information and cannot assure you of (and make no representation or warranty, express or implied with respect to) the accuracy or completeness of such data or statistical information. Some data are also based on GOWell’s good faith estimates, which are derived from both internal sources and the third-party sources described herein. None of Maywood, GOWell, their respective affiliates, or their respective directors, officers, employees, members, partners, shareholders or agents make any representation or warranty with respect to the accuracy of such information.

STRICTLY PRIVATE AND CONFIDENTIAL

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